EXHIBIT 99.2




RCN
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                                                             105 Carnegie Center
                                                             Princeton, NJ 08540
                                                             www.rcntomorrow.com
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Contact:

         Barak Bar-Cohen, RCN Public Relations, 609-734-3802
         Jim Downing, RCN Investor and Public Relations, 609-734-3718

  RCN Files Consensual Plan of Reorganization to Reduce Debt by $1.2 Billion
              Plans To Emerge in Fourth Quarter 2004 as Expected

PRINCETON, N.J., August 23, 2004 - RCN Corporation ("RCN" or the "Company") and certain of its subsidiaries filed their Joint Plan of Reorganization (the "Plan") and Disclosure Statement in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The Company and the Official Creditors' Committee (the "Committee"), a co-proponent of the Plan, agreed to this plan, which is consistent with RCN's previously announced restructuring terms. The Company continues to expect to emerge from its restructuring process during the fourth quarter of 2004.

"We have worked very closely with the Committee, banks and other constituents to develop and file this plan," said David C. McCourt, RCN's Chairman and CEO. "This plan of reorganization is a win for all of us. As many telecom companies have done before us, we are restructuring our debt so we can remain a strong and innovative competitor in the marketplace."

"We were one of the first companies to recognize that delivering bundled services over a superior state of the art network is the essential strategy in today's telecom environment," continued McCourt. "With the restructuring of our debt, we will be in a position to continue delivering the triple-play bundle to residential customers and to continue rolling out new cutting-edge products."

The Plan will reduce RCN's total debt by $1.2 billion through a debt for equity swap. As part of this restructuring, several additional non-operating subsidiaries have filed voluntary petitions for reorganization under Chapter
11. The Plan is subject to creditor approval and confirmation by the Bankruptcy Court. RCN does not anticipate any disruption of service to its customers.

"RCN has worked diligently with its financial partners to ensure the timely filing of this plan of reorganization," said Russ Belinsky of Chanin Capital Partners, financial advisors to the Official Creditors' Committee. "We are eager to continue working closely with the Company to position RCN for future success when it emerges."

For additional information about the restructuring process, please visit: www.rcntomorrow.com.
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About RCN Corporation
RCN Corporation (Pink Sheets: RCNCQ) is the nation's first and largest facilities-based competitive provider of bundled phone, cable and high speed internet services delivered over its own fiber-optic local network to consumers in the most densely populated markets in the U.S. RCN provides service in the Boston, New York, Eastern Pennsylvania, Chicago, San Francisco and Los Angeles metropolitan markets. RCN also holds a 50% LLC membership interest in Starpower, which serves the Washington, D.C. metropolitan area.

Where The Reader Can Find More Information
RCN, as a reporting company, is subject to the informational requirements of the Exchange Act and accordingly files its annual report on Form 10-K, which was filed on March 30, 2004, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. Materials filed with the SEC may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, RCN's public filings are maintained on the SEC's Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, RCN's annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practical after RCN has electronically filed such material with, or furnished it to, the SEC. Since September 30, 2003, all reports pursuant to the Exchange Act that RCN has filed with, or furnished to, the SEC have been timely posted on our website. The address of that website is www.rcn.com/investor/secfilings.php.

RCN Forward-Looking Statements
This press release contains forward-looking statements regarding future events and future performance of RCN that involve risks and uncertainties that could materially affect actual results. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of RCN's Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that RCN files from time to time with the Securities and Exchange Commission.
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